Exhibit 99.1

AMERICANWEST BANCORPORATION
CONTACT:	Robert M. Daugherty	President and CEO
	Diane L. Kelleher	Chief Financial Officer
(509) 467-6993

NEWS RELEASE

AMERICANWEST BANCORPORATION ANNOUNCES AGREEMENT TO

ACQUIRE COLUMBIA TRUST BANCORP

AmericanWest Bancorp (Nasdaq: AWBC - News) and Columbia Trust Bancorp today jointly announced that they have entered into a definitive agreement pursuant to which AmericanWest Bancorp will acquire Columbia Trust Bancorp, the holding company for Columbia Trust Bank, based in Pasco, Washington, in a transaction valued at $37.75 million.

Columbia Trust Bank (the “Bank”), founded in 1996, had total assets of $218 million and total deposits of $187 million as of October 31, 2005. With branches located in Pasco, Kennewick, Sunnyside, and Yakima, Washington, the Bank primarily provides commercial banking services to its local communities and surrounding areas. It ranks 2nd in deposit market share in Franklin County and 11th in deposit market share in Yakima and Benton Counties.

“This transaction enables us to create a combined organization with improved market share in the Columbia Basin market by merging with a solid community-oriented bank that shares our values,” remarked Robert M. Daugherty, President & Chief Executive Officer of AmericanWest Bancorp. “The merger with Columbia Trust is a unique opportunity to strengthen our combined team in a growing market and benefit customers and shareholders of both companies.”

Martin P. Ottem, President & Chief Executive Officer of Columbia Trust Bancorp and Columbia Trust Bank, added, “We believe that this combination of financial institutions realizes value for our shareholders that would be difficult to achieve if we remained independent. With similar culture and community relationship banking focus, this merger creates an opportunity to offer enhanced products and services, increased convenience through additional branch locations, and expanded lending capabilities, which benefit our customers and provide for future growth.”

Upon completion of the merger, AmericanWest is expected to have approximately $1.4 billion in assets and $1.1 billion in deposits and to operate 46 branches throughout Central and Eastern Washington and Northern Idaho. The boards of both companies have approved the transaction, which is subject to customary conditions, including the approval of Columbia Trust’s shareholders and bank regulatory authorities. Closing on this transaction is expected during the last half of the first quarter of 2006.

The transaction is valued at approximately $37.75 million, or $45.70 per Columbia Trust Bancorp share. Columbia Trust shareholders may elect to exchange each share held for cash or stock, although elections may be subject to proration to achieve the targeted stock-cash split of 50%-50%. The stock consideration Columbia Trust shareholders will be entitled to receive in exchange for their shares will depend on the average price of AmericanWest common stock during a defined 20-trading day period ending five days prior to closing.

The companies anticipate that the transaction will qualify as a tax-free reorganization and, in general, expect that Columbia Trust shareholders will not recognize income to the extent they exchange all of their Columbia Trust stock for AmericanWest stock and do not receive cash in lieu of any fractional shares. However, shareholders should consult their own tax advisors to assess the consequences of the merger to their individual finances.

AmericanWest expects the transaction to be accretive to GAAP earnings per share during the first year after closing, excluding the impact of merger-related expenses. Management expects to recognize approximately $2.5 million in non-recurring charges related to the transaction and integration, most of which is likely to be recognized during the quarter in which the transaction is completed. After completion of the holding company merger, Columbia Trust Bank will be operated as a division of AmericanWest Bank until integration is completed, at which time it will be merged into AmericanWest Bank.

“We expect that we will be able to realize meaningful efficiencies by merging our two operations,” Mr. Daugherty said. “We also believe that we will be able to create substantial value for our shareholders by placing our broader array of financial products in the hands of the talented staff of Columbia Trust.”

AmericanWest expects to appoint one Columbia Trust director to the AmericanWest board of directors at the time of closing. AmericanWest anticipates that the remaining Columbia Trust directors will be asked to join a newly-formed AmericanWest regional community board for the markets served by Columbia Trust Bank. Martin P. Ottem, President & Chief Executive Officer of Columbia Trust, intends to continue with his previously announced retirement plans and will retire after completion of the transaction.

Keefe, Bruyette & Woods, Inc. served as the financial advisor for AmericanWest and D.A. Davidson & Co. served as financial advisor for Columbia Trust.

AmericanWest Bancorp had total assets of $1.1 billion and deposits of $955 million as of October 31, 2005. Through its principal operating subsidiary, AmericanWest Bank, it offers business and consumer banking services at 42 locations. For additional information, visit www.awbank.net.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, and AmericanWest and Columbia Trust intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the companies’ expectations regarding future events and developments, including AmericanWest’s ability to achieve expected financial results from a merger with Columbia Trust Bancorp, as well as the timing of the closing of the transaction and the ability to obtain regulatory approvals on a timely basis or at all. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely from those expressed in, or implied by, the forward-looking statements. In addition, discussions about risks and uncertainties are set forth from time to time in AmericanWest’s publicly available Securities and Exchange Commission (“SEC”) filings. The companies undertake no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Additional Information and Where to Find It

This press release may be deemed to be offering materials of AmericanWest and Columbia Trust in connection with AmericanWest’s proposed acquisition of Columbia Trust, on the terms and subject to the conditions in the Agreement and Plan of Merger, dated November 29, 2005, between AmericanWest and Columbia Trust. AmericanWest and Columbia Trust shareholders and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which AmericanWest expects to file with the SEC in connection with the proposed merger, because it will contain important information about AmericanWest, Columbia Trust, the merger and related matters. Investors and security holders are urged to carefully review and consider AmericanWest’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31 2004 and Quarterly Reports on Form 10-Q for the first three quarters of 2005. The documents filed by AmericanWest with the SEC may be obtained free of charge at AmericanWest’s website at www.awbank.net or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from AmericanWest by requesting them in writing at AmericanWest Bank, 41 W. Riverside Avenue, Suite 400, Spokane, WA 99201, or by telephone at 509-232-1536.

Participants in the Solicitation

Columbia Trust and its directors and executive officers may be deemed to be participants in Columbia Trust’s solicitation of proxies from Columbia Trust shareholders in connection with the proposed merger. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site and from AmericanWest and Columbia Trust as follows:

Robert M. Daugherty

President and CEO

AmericanWest Bancorp

41 W. Riverside Avenue, Suite 400

Spokane, WA 99201

bdaugherty@awbank.net

(509) 467-6993

Martin P. Ottem

President and CEO

Columbia Trust Bancorp

3945 West Court

Pasco, WA 99302

mottem@columbiatrustbank.com

(509) 545-0258